SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2002

                             CHELL GROUP CORPORATION
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             (Exact name of registrant as specified in its charter)

             NEW YORK                005-524525                  112805051
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 (State or other jurisdiction       (Commission               (IRS Employer of
         incorporation)             File Number)             Identification No.)

                14 METEOR DRIVE, TORONTO, ONTARIO CANADA, M9W 1A4
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (416) 675-6666

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         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

      Chell Group Corporation through, NTN Interactive Network, Inc, a wholly owned subsidiary of Chell Group Corporation pursuant to a Share Purchase Agreement (the "Agreement") dated as of March 18, 2002 by and among Magic Vision Media, Inc., NTN Interactive, Network, Inc. and Magic Lantern Communications Ltd. ("Magic Lantern"), a wholly owned subsidiary of Chell Group Corporation, sold all of the issued and outstanding shares of the capital stock of Magic Lantern Communications, Ltd. to Magic Vision Media, Inc., at a purchase price of CDN $1,850,000. The Agreement, among other things, provides that the parties will enter into an agreement providing for the rental of the space currently occupied by Magic Lantern at the offices of Chell Group Corporation pursuant to the same terms with respect to the rental of said space by Magic Lantern prior to the date of the closing of the Agreement.

      The foregoing description is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 2.1 to this current report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a) The Registrant intends to provide pro forma financial information under cover of a Form 8-K Amendment to this Current Report on Form 8-K, which shall be filed no later than 60 days after the date hereof.

(b) Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K numbered in accordance with Item 601 of Regulation S-K.

2.1 Share Purchase Agreement by and among Magic Vision Media, Inc., NTN Interactive Network, Inc, and Magic Lantern Communications Ltd

99.1  Press Release dated March 20, 2002

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Chell Group Corporation
                                        a New York Corporation


Date: April 3, 2002                     By: /s/  Don Pagnutti
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                                           Don Pagnutti, Chief Financial Officer